Exhibit 99.1

Rogers Announces Termination of Merger Agreement with DuPont

Chandler, Arizona, November 2, 2022: Rogers Corporation (NYSE:ROG) (“Rogers”) today announced the termination of its definitive merger agreement with DuPont de Nemours, Inc. (“DuPont”). In connection with the termination of the merger agreement, Rogers has received a regulatory termination fee of $162.5 million from DuPont.
As previously disclosed, the merger agreement provided both Rogers and DuPont with a right to terminate the merger agreement if the merger had not closed on or before November 1, 2022. Consummation of the merger was subject to various customary closing conditions, including regulatory approval by the State Administration for Market Regulation of China (“SAMR”). As of November 1, 2022, the parties had not received regulatory approval from SAMR.
Peter C. Wallace, Rogers’ Board Chair, stated, “While we are disappointed with the outcome of this process, the strength of Rogers as a standalone business is undeniable. Our strategic plan provides a clear path towards future growth, and we look forward to expanding upon our leadership position and capitalizing on the many attractive opportunities ahead. We’ve always been focused on generating shareholder value and remain dedicated to this important objective on the journey ahead.”
Bruce D. Hoechner, Rogers’ President and CEO, said, “Rogers has continued to perform well and grow revenue in a challenging macroeconomic environment over the past year, and as we pivot to the future, we will continue to execute our proven strategy to create sustainable value for our shareholders and other stakeholders. We remain confident that we can double our annual revenues over the next five years and return profitability back to historic levels as market conditions improve. We are entering this next chapter in a position of strength, as an industry leader innovating across fast-growing markets, with a clear and robust pipeline of opportunities and widespread customer enthusiasm about our offerings and value proposition.”
About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Exhibit 99.1
Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Exhibit 99.1
Media Contacts:
Amy Kweder
Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Jim Barron/Jared Levy/Leah Polito
FGS Global
Phone: 212.687.8080 / 310.201.2040
Email: rogerscorporation@fgsglobal.com

Rogers Investor Contact:
Steve Haymore
Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com

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